UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2010

JACKSONVILLE BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 16, 2010, Jacksonville Bancorp, Inc. (the “Company”), the bank holding company for The Jacksonville Bank, completed the acquisition of Atlantic BancGroup, Inc. (“ATBC”), the bank holding company for Oceanside Bank, by merger (the “Merger”).  The Merger was completed pursuant to that certain Agreement and Plan of Merger dated as of May 10, 2010, as amended on September 20, 2010 (the “Merger Agreement”), which was previously filed with the SEC.  Prior to their entry into the Merger Agreement, no material relationship existed between the Company and ATBC.  Shareholders of ATBC received in the Merger, for each share of ATBC common stock held on the effective date, 0.2 shares of the Company’s common stock and $0.67 in cash.

Immediately following the Merger, Oceanside Bank merged with and into The Jacksonville Bank (the “Bank Merger”).

Item 3.02	Unregistered Sales of Equity Securities

Also on November 16, 2010, and immediately following the Merger and the Bank Merger, the Company completed the sale of 3,888,889 shares of its common stock to accredited investors (as defined under Rule 501 of Regulation D) (the “Investors”) at a purchase price of $9.00 per share, for a total consideration of $35 million (the “Stock Purchase”), pursuant to that certain Stock Purchase Agreement dated as of May 10, 2010, as amended on September 20, 2010 and as further amended on October 12, 2010 (the “Stock Purchase Agreement”), which agreement was previously filed with the SEC.  The Stock Purchase was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D.

Item 5.01	Changes in Control of Registrant

The information in Item 3.02 above is incorporated herein by reference.  As a result of the Stock Purchase, the Investors own and control in the aggregate approximately 66% of the Company’s common stock, with the lead investor, CapGen Capital Group IV LP (“CapGen”), individually owning approximately 45.6% of the Company’s common stock, resulting from its investment of $24.2 million in the Stock Purchase.  Also, as discussed more fully below, CapGen has a right to designate two directors on the boards of directors of the Company and the Bank.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, ATBC had the right to designate one of the directors on its board of directors to serve as a director of the Company.  Effective as of November 16, 2010 and in connection with the Merger, Donald F. Glisson, Jr. was appointed as ATBC’s designee to the board of directors of the Company and the Bank.  He is expected to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Company’s board of directors.

Under the Stock Purchase Agreement, CapGen had a right to designate one director to the board of directors of each of the Company and the Bank, in addition to John W. Rose, who currently serves as a director of both the Company and the Bank, and is a principal of CapGen.  Effective as of November 16, 2010 and in connection with the Stock Purchase, John Sullivan was appointed as CapGen’s designee to the boards of directors of the Company and the Bank.  He is expected to serve on the Audit Committee and the Organization and Compensation Committee of the Company’s board of directors. Mr. Sullivan is a principal of CapGen.

Other than the Merger and the Stock Purchase, as described above, there are no related party transactions with respect to the new directors required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of November 16, 2010, the Company amended and restated its articles of incorporation (the “Restated Articles”) and bylaws (the “Restated Bylaws”).  A description of the Restated Articles and Restated Bylaws is contained in the Company’s Definitive Proxy Statement filed with the SEC on October 19, 2010 and is incorporated herein by reference.  This description included a comparison of the Company’s then-existing articles of incorporation and bylaws to the Restated Articles and Restated Bylaws.  Copies of the Restated Articles and Restated Bylaws have been filed as Exhibits 3.1 and 3.2 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 9, 2010, the Company held a special meeting of its shareholders for the purpose of voting on the following proposals, which meeting was adjourned until November 15, 2010:

(1)	To approve the sale and issuance of an aggregate of 3,888,889 shares of the Company’s common stock to accredited investors (the “Stock Purchase”) pursuant to the terms of the Stock Purchase Agreement.

(2)	To approve the amendment and restatement of the Company’s articles of incorporation to:

a.	increase the number of authorized shares of the Company’s capital stock to 50 million, consisting of 40 million shares of common stock and 10 million shares of preferred stock;

b.	elect not to have Section 607.0902 of the Florida Business Corporation Act (the “FBCA”), the Florida Control Share Acquisitions statute, apply to the Company;

c.	elect not to be governed by Section 607.0901 of the FBCA, which requires approval by two-thirds of a company’s shareholders to effect certain affiliated transactions;

d.	reduce the threshold vote of the Company’s shareholders required to call a special meeting from those holding 20% to those holding 10% of the outstanding shares of the Company;

e.	reduce the threshold vote of shareholders required to remove a director from those holding 60% to those holding a majority of the outstanding shares of the Company;

f.	modify the procedures for shareholders to nominate directors and to submit proposals for shareholder vote;

g.	permit shareholder action by written consent;

h.	remove the provision concerning indemnification;

i.	change the voting requirements for the Company’s shareholders to amend the articles of incorporation; and

j.	change the voting requirements for the Company’s shareholders to amend the bylaws.

(3)
To approve the grant of discretionary authority to the persons named as proxies to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposals listed above.

The following is a summary of the final voting results for each proposal presented to the Company’s shareholders at the special meeting.

The Company’s shareholders approved the Stock Purchase by the following votes:

For	Against	Withheld	Abstain	Broker non-votes
1,059,800	44,712	-0-	2,767	464,866

The Company’s shareholders approved the amendment and restatement of the Company’s articles of incorporation to take the actions listed below, by the following votes:

a.	increase the number of authorized shares of the Company’s capital stock to 50 million, consisting of 40 million shares of common stock and 10 million shares of preferred stock;

For	Against	Withheld	Abstain	Broker non-votes
1,195,798	88,448	-0-	4,600	308,111

b.	elect not to have Section 607.0902 of the FBCA, the Florida Control Share Acquisitions statute, apply to the Company;

For	Against	Withheld	Abstain	Broker non-votes
1,413,979	150,233	-0-	7,933	-0-

c.	elect not to be governed by Section 607.0901 of the FBCA, which requires approval by two-thirds of a company’s shareholders to effect certain affiliated transactions;

For	Against	Withheld	Abstain	Broker non-votes
1,413,144	156,115	-0-	2,886	-0-

d.	reduce the threshold vote of the Company’s shareholders required to call a special meeting from those holding 20% to those holding 10% of the outstanding shares of the Company;

For	Against	Withheld	Abstain	Broker non-votes
1,470,085	99,170	-0-	2,890	-0-

e.	reduce the threshold vote of shareholders required to remove a director from those holding 60% to those holding a majority of the outstanding shares of the Company;

For	Against	Withheld	Abstain	Broker non-votes
1,413,304	156,186	-0-	2,655	-0-

f.	modify the procedures for shareholders to nominate directors and to submit proposals for shareholder vote;

For	Against	Withheld	Abstain	Broker non-votes
1,466,636	102,858	-0-	2,651	-0-

g.	permit shareholder action by written consent;

For	Against	Withheld	Abstain	Broker non-votes
1,431,006	138,235	-0-	2,904	-0-

h.	remove the provision concerning indemnification;

For	Against	Withheld	Abstain	Broker non-votes
1,467,228	102,016	-0-	2,901	-0-

i.	change the voting requirements for the Company’s shareholders to amend the articles of incorporation; and

For	Against	Withheld	Abstain	Broker non-votes
1,418,686	150,808	-0-	2,651	-0-

j.	change the voting requirements for the Company’s shareholders to amend the bylaws.

For	Against	Withheld	Abstain	Broker non-votes
1,466,391	103,103	-0-	2,651	-0-

The Company’s shareholders approved the grant of discretionary authority to the persons named as proxies to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposals listed above, by the following votes:

For	Against	Withheld	Abstain	Broker non-votes
1,424,243	144,961	-0-	2,941	-0-

Item 8.01	Other Events

The Company filed a press release to announce the closing of the Merger and Stock Purchase on November 17, 2010.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(2)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Jacksonville Bancorp, Inc. effective as of November 16, 2010.
3.2	Amended and Restated Bylaws of Jacksonville Bancorp, Inc. effective as of November 16, 2010.
99.1	Press release dated November 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
Name:	Valerie A. Kendall
Title:	Executive Vice President
and Chief Financial Officer

Date:	November 17, 2010

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Jacksonville Bancorp, Inc. effective as of November 16, 2010.
3.2	Amended and Restated Bylaws of Jacksonville Bancorp, Inc. effective as of November 16, 2010.
99.1	Press release dated November 17, 2010.